EXHIBIT 30
                                                                      ----------


                                Pledge Agreement
                           Dated as of August 26, 2004

         This Pledge Agreement (as modified from time to time, the "Agreement") has been executed by JMD DELAWARE, INC. as Trustee of the JAFASA CONTINUED IRREVOCABLE TRUST with an address of 1201 N. Market Street, Wilmington, Delaware 19801 (the "BORROWER"), EIN 65-6085658, IN FAVOR OF THE NORTHERN TRUST COMPANY, an Illinois banking corporation, as agent for the Banks, as hereinafter defined, as secured party (together with any successor or assign the "AGENT"). THE NORTHERN TRUST COMPANY, as a Lender and SUNTRUST BANK, as a Lender. "TRUST INSTRUMENT" means the Declaration of Continued Trust for Michael Arison, made as of December 26, 1991 by Andrew Weinstein, as trustee, and/or instruments governing the trust, as modified from time to time, and all related documents and instruments. Various capitalized terms used in this Agreement have the meanings set forth in the Section of this Agreement entitled "DEFINITIONS."

         In consideration of the extension of new financial accommodations or continuation of existing financial accommodations to Borrower by The Northern Trust Company and SunTrust Bank (together with their successors and assigns, the "BANKS"), and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower agrees as follows:

1.       DEFINITIONS.

         (a) As used in this Agreement the following terms shall have the indicated meanings:

         "Affiliate Mutual Funds"-- see Section entitled "AFFILIATE MUTUAL FUNDS AND HOLDING CORP STOCK."

         "Agent Affiliate" means Northern Trust Corporation or any direct or indirect subsidiary of Northern Trust Corporation (other than Agent itself).

         "Collateral"-- see Section entitled "PLEDGE."

         "Collateral Value" -- see Section entitled "CONTRACTUAL MINIMUM LIQUIDITY BALANCE"

         "Constituent Documents"-- means the Trust Instrument and all other documents and instruments pertaining to the formation and ongoing existence of any person or entity which is not an individual.

         "Control Agreement"-- see Section entitled "CONTROL AGREEMENTS."

         "Credit Agreement" - see Section entitled "PLEDGE."

         "Event of Default"-- has the meaning specified in the Credit Agreement.

         "Holding Corp Stock"-- see Section entitled "AFFILIATE MUTUAL FUNDS AND HOLDING CORP STOCK."


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         "Intermediary"-- see Section entitled "PLEDGE."

         "Investment Grade", as to a security, means a security bearing a current rating of "BBB-" (BBB minus) or higher by Standard & Poor's or Fitch Investors Service, or "Baa3" or higher by Moody's.

         "Liabilities"-- see Section entitled "LIABILITIES."

         "Listed," as to a security, means traded domestically on any national securities exchange or in the NASDAQ market.

         "Loan Documents" - see Section entitled "PLEDGE."

         "Majority Banks" has the meaning specified in the Credit Agreement.

         "Marketable Securities" means listed common stock, mutual funds (readily marketable), money market mutual funds, corporate bonds, municipal bonds, commercial paper, U.S. Treasury and U.S. government agency securities, U.S. Government sponsored agency securities, time deposits and money market deposit accounts; so long as all fixed income securities are Investment Grade, all common stock must maintain published market value of at least $10.00 per share, and all deposit accounts must be maintained with the Agent, any Agent Affiliate or any Bank and none of the foregoing, except Carnival Corporation common stock, shall be subject to restrictions on sale.

          "Minimum Liquidity Balance"-- see Section entitled "CONTRACTUAL MINIMUM LIQUIDITY BALANCE."

         The term "person" includes both individuals and organizations.

         "Related Document(s)" means any note, agreement, guaranty or other document or instrument previously, now or hereafter delivered by Borrower to Agent in connection with the Liabilities or this Agreement. The term "related document," if not initial-capitalized, means a document related to another referenced document.

         "Securities Account"--see Section entitled "PLEDGE."

         "Trust Instrument"--see preamble.

         "Unmatured Event of Default" means any event or condition that would become an Event of Default with notice or the passage of time or both.

         "Unrestricted" means, as to a security, that the security is not in any way subject to or covered by Rules 144 or 145 of the United States Securities and Exchange Commission, as in effect from time to time, or any successor regulations, or to any stockholders' agreement or other consensual restriction on sale or transfer.

         (b) As used in this Agreement, unless otherwise specified: the term "including" means "including without limitation"; the term "days" means "calendar days"; and terms such as


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"herein," "hereof" and words of similar import refer to this Agreement as a whole. Unless otherwise defined herein, all terms (including those not capitalized) that are defined in the Uniform Commercial Code of New York shall have the same meanings herein as in such Code, as such Code may be amended from time to time. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to sections or provisions without reference to the document in which they are contained are references to this Agreement.

2. PLEDGE. Borrower grants to Agent for the benefit of itself and the Banks a continuing security interest in the following, in each case whether certificated or uncertificated, whether now owned or hereafter acquired, wherever located (any or all of such, the "COLLATERAL"):

         (a)    Securities account nos. 26-27309, 26-27311, 26-27312 and
26-27313 with Northern Trust Bank, FSB ("NORTHERN, AS INTERMEDIARY"), in the name of Borrower or such other designation as may be required by Northern as Intermediary, any additional successor and/or replacement accounts (if, as to any such additional accounts, Borrower confirms in writing that such accounts are covered by this Agreement), and any and all securities, security entitlements, financial assets, investment property, commodity contracts, money, instruments, documents, goods, chattel paper, accounts, general intangibles, deposit accounts, partnership and limited liability company interests, certificates of deposit, and other property and rights of any nature now or hereafter held in or constituting part of such accounts (such named account and all such additional, successor and replacement accounts collectively, the "NORTHERN SECURITIES ACCOUNT").

         (b) Securities account no. Q46931004 with JPMorgan Chase Bank ("JPMORGAN CHASE BANK, AS "INTERMEDIARY"; each of Northern as Intermediary, SunTrust as Intermediary and JPMorgan Chase Bank as Intermediary being called an "INTERMEDIARY"), in the name of Borrower or such other designation as may be required by JPMorgan Chase as Intermediary, any additional successor and/or replacement accounts (if, as to any such additional accounts, Borrower confirms in writing that such accounts are covered by this Agreement), and any and all securities, security entitlements, financial assets, investment property, commodity contracts, money, instruments, documents, goods, chattel paper, accounts, general intangibles, deposit accounts, partnership and limited liability company interests, certificates of deposit, and other property and rights of any nature now or hereafter held in or constituting part of such account (such named account and all such additional, successor and replacement accounts collectively, the "JPMORGAN CHASE SECURITIES ACCOUNT"). Each of the Northern Securities Account and the JPMorgan Chase Securities Account shall be called a "SECURITIES ACCOUNT".

        (c) With respect to any Collateral referred to in (a) and (b) but without limiting (a) and (b):

                (i)     all stock and bond powers, certificates and instruments;

                (ii) all additions, replacements, substitutions, interest, cash and stock dividends, warrants, options, and other rights and amounts paid, accrued, received, receivable, or distributed with respect thereto from time to time;


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         (d)    With respect to the foregoing, all products and proceeds
thereof, including insurance proceeds and payments under the Securities Investor Protection Act of 1970, as amended.

3. LIABILITIES. The Collateral shall secure the payment and performance of all obligations and liabilities of Borrower:

         (a) to each Bank and the Agent howsoever created, evidenced or arising, whether direct or indirect, absolute or contingent, now due or to become due, or now existing or hereafter arising, joint, several or joint and several, including obligations under or with respect to future advances, under or with respect to the Credit Agreement dated as of August 26, 2004 among the Borrower, The Northern Trust Company, SunTrust Bank and The Northern Trust Company, as agent, as amended, restated, renewed or replaced (the "CREDIT AGREEMENT") and all Loan Documents, as defined in the Credit Agreement;

         (b) to each Bank and the Agent under or in connection with: (i) Related Documents; and (ii) any expenses (including attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of the Agent or any Bank, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by the Agent or any Bank in connection with the enforcement or preservation of its rights hereunder or under any Related Document

                                   (any or all obligations and liabilities
                                   described in the foregoing portion of this Section, the "LIABILITIES"). This Agreement shall continue and remain in effect notwithstanding that at any particular time there may be no Liabilities outstanding.

4. CONTROL AGREEMENT. The following additional provisions pertaining to the Intermediary do not limit any rights or powers of the Agent and the Banks under other provisions hereof:

         (a) Borrower agrees to cause each Intermediary to hold the Collateral for the Agent. Borrower agrees to execute and deliver to the Agent Control Agreements with each Intermediary in the forms mutually agreed upon (each "CONTROL AGREEMENT") as to any Collateral consisting of a Securities Account or specified securities therein. The Control Agreement shall constitute an agreement among Borrower, the applicable Intermediary and the Agent.

         (b) Except as otherwise specified herein or in the applicable Control Agreement, the applicable Intermediary shall act or not act with respect to the Collateral solely in accord with entitlement orders and instructions (including instructions to sell or otherwise dispose of any Collateral and to deliver any Collateral to the Agent) given from time to time by the Agent. The Agent may exercise any rights and powers hereunder or under the Control Agreements without the consent of Borrower.

         (c) Borrower hereby directs and authorizes each Intermediary, as agent with respect to its Securities Account, to effect additions, replacements and substitutions of Collateral on


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behalf of Borrower pursuant to instructions of Borrower. Without limiting any other provision hereof, all such additions, replacements and substitutions shall be conclusively deemed to be "Collateral" hereunder, and Borrower shall be deemed to have granted a security interest in such items and assigned such items to the Agent, as more fully provided above. All additions, substitutions and replacements shall be satisfactory to the Agent in its sole discretion, and (without limiting any other provision hereof or of any Control Agreement) if the Agent so requests no addition, substitution or replacement may be made except with the prior consent of the Agent.

5.       CONTRACTUAL MINIMUM LIQUIDITY BALANCE.

         (a) Borrower agrees to take all steps at the times described below, including pledging additional Collateral and placing additional assets in the Northern Securities Account, to ensure that the market value of the Collateral and of any Affiliate Mutual Funds held in the Northern Securities Account (which are not Collateral), as such market value is determined by the Agent, at all times equals or exceeds the "Minimum Liquidity Balance." For purposes of this Agreement "MINIMUM LIQUIDITY BALANCE" means the amount necessary to ensure that the outstanding amount of the Liabilities does not exceed the sum of the below-indicated percentages of the market values of the below-indicated types of assets which are Collateral:

                (i)    50% Carnival Corporation common stock.

                (ii)   70% Marketable Securities.

                                   (Such applicable percentage multiplied by applicable Collateral shall be called the "Collateral Value.") The Borrower agrees that it will take all steps necessary to cause the outstanding Liabilities to be less than the Minimum Liquidity Balance within five Business Days if the outstanding Loans equal or exceed 70% of the value of Carnival Corporation stock plus 70% of the value of the Marketable Securities or within one Business Day, if the value of Carnival Corporation common stock is $23.50 or less per share (adjusted for any recapitalization, stock split or the like as of the date hereof).

         (b) To the extent the value of any single holding (other than of common stock of Carnival Corporation) exceeds 10% of the total Minimum Liquidity Balance (excluding common stock of Carnival Corporation and treating all Affiliate Mutual Funds, as hereinafter defined as a single holding ), such excess value shall be excluded in the calculation of the Minimum Liquidity Balance. Collateral not indicated in the above list continues to be Collateral, but its market value is not included in determining compliance with the Minimum Liquidity Balance requirement.

         (c) Any Collateral that is part of a securities lending program is not eligible for inclusion in any Minimum Liquidity Balance computation. Any Collateral in which the Agent does not have a first perfected security interest shall not be included in determining compliance


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with the Minimum Liquidity Balance Requirement (it being understood that the
Agent will undertake all reasonable steps necessary and available under the laws of the State of New York to perfect and maintain its perfection over such security interest). The above list shall not be construed to imply that the Agent has agreed to accept any particular assets as Collateral, and does not take precedence over any Regulation U or other legal requirements (which requirements, as reasonably determined by the Agent, Borrower agrees to abide
by).

         (d) As a matter of clarification, the provisions of this Section shall in no manner limit or alter the collateral pledged under the Section hereof entitled "PLEDGE," and, further, shall not be deemed to effect a collateral pledge of any Affiliate Mutual Funds held in the Securities Account.

6. SECURITIES ACCOUNT WITHDRAWALS. Subject to Section 11(b), upon Borrower's request, the Agent shall direct the Intermediary to permit withdrawals from the Northern Securities Account so long as after any such withdrawal Borrower will be in compliance with any "Minimum Liquidity Balance" requirement set forth in this Agreement and no Event of Default or Unmatured Event of Default will have occurred and be continuing. Notwithstanding the foregoing, Collateral, other than common stock of Carnival Corporation, may not be withdrawn unless the Collateral Value of the remaining Collateral, other than common stock of Carnival Corporation, shall be at least $15,000,000.

7.       AFFILIATE MUTUAL FUNDS AND HOLDING CORP STOCK.

         (a) Notwithstanding any other provision hereof or of any Control Agreement to the contrary or inconsistent herewith:

                (x) the Collateral shall not include: (A) units of any registered investment company issued by any of the Agent's affiliates (as defined in the Federal Reserve Act, Section 23A)(such units, "AFFILIATE MUTUAL FUNDS"); and (B) stock or other equity interests in any holding company of any Bank ("HOLDING CORP STOCK"); and

                (y) balances in any Securities Account pledged consisting of AFFILIATE MUTUAL FUNDS shall be INCLUDED in determining compliance with any "Minimum Liquidity Balance" requirement under this Agreement. HOLDING CORP STOCK SHALL BE EXCLUDED in determining compliance with any "Minimum Liquidity Balance" requirement under this Agreement.

         (b) Debtor hereby irrevocably directs and authorizes Agent and any Intermediary, effective upon the Agent's request, which may be made in the Agent's sole discretion at any time and from time to time whether or not an Event of Default or Unmatured Event of Default has occurred, to take all steps necessary or appropriate in the judgment of the Agent or any Intermediary to ensure that the Securities Account and assets in it do not consist in whole or in part of Affiliate Mutual Funds. The foregoing includes causing any Securities Account not to hold or retain Affiliate Mutual Funds, whether as a result of a "sweep" or otherwise, and purchasing such substitute investment(s) or deposit(s), including bank deposits with the Agent (whether or not interest bearing), as the Agent or Intermediary shall deem appropriate at any time and from time to time, whether with or without notice to or consent of the Borrower.


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         (c)    Borrower agrees not to (or to direct or authorize any
Intermediary to) sell or otherwise dispose of any other securities or assets now or hereafter in any Securities Account in order to purchase additional Holding Corp Stock (whether or not held in any Securities Account), unless after any such sale or other disposition Borrower will be in compliance with any Minimum Liquidity Balance requirement set forth herein and no Event of Default or Unmatured Event of Default will have occurred and be continuing. Likewise, additional Holding Corp Stock may be added to the Securities Account with funds not part of or proceeds of the Securities Account if and only if at such time any Minimum Liquidity Balance requirement is met and no Event of Default or Unmatured Event of Default has occurred and is continuing.

         (d) To the fullest extent permitted by law, and without limiting the Agent's rights under the Section hereof entitled "Rights of the Agent," Borrower hereby appoints the Agent and the Intermediary as Borrower's attorneys-in-fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document or instrument on behalf of Borrower in order to effectuate this Section. Borrower immediately will reimburse the Agent and any Intermediary for all expenses so incurred.

8.       REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to the Agent and the Banks that:

         (a) Borrower's exact legal name is as set forth in the heading to this Agreement. If Borrower is an organization: Borrower's type of organization, jurisdiction of organization or formation, and organizational identification number are as set forth in the preamble to this Agreement; and Borrower's place of business or, if Borrower has more than one place of business, Borrower's chief executive office is located at the address set forth above; and, since August 9, 2000, Borrower has not been organized or formed in any jurisdiction other than the jurisdiction set forth in the preamble to this Agreement. All Collateral is located in one of the fifty states of the United States of America. Further, except as and if specifically disclosed by Borrower to the Agent IN WRITING prior to the execution of this Agreement, during the five (5) years and six months prior to the date of this Agreement:

                (i) Borrower has not been known by any legal name different from the one set forth in the heading of this Agreement, except "Ted Arison Continued Irrevocable Trust for Michael Arison."

                (ii) Since August 9, 2000, Borrower's place of business has been at Borrower's address set forth above.

         (b) Borrower is validly existing and in good standing under the laws of its state of organization or formation, and is duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the assets, condition or prospects of Borrower. The execution, delivery and performance of this Agreement and all Related Documents are within Borrower's powers and have been authorized by all necessary action required by law and (unless Borrower is an individual) Borrower's Constituent Documents.


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


         (c) The execution, delivery and performance of this Agreement and all Related Documents have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law, any Constituent Document or any agreement affecting Borrower or its property.

         (d) There has been no material adverse change in the business, condition, properties, assets, operations or prospects of Borrower since the date of the latest financial statements provided by or on behalf of Borrower to the Agent.

         (e) No financing statement, mortgage, notice of judgment, or any similar instrument (unless filed on behalf of the Agent) covering any of the Collateral is on file in any public office.

         (f) Borrower is the lawful owner of and has rights in or power to transfer all Collateral, free and clear of all liens, pledges, charges, mortgages, and claims other than any in favor of the Agent, except liens for current taxes not delinquent.

         (g) Borrower has filed or caused to be filed all federal, state, and local tax returns that are required to be filed, and has paid or has caused to be paid all of its taxes, including any taxes shown on such returns or on any assessment received by it, to the extent that such taxes have become due.

         (h) Except for federal and state securities laws generally applicable to the sale, transfer or redemption of marketable securities which are held by members of the general public, the sale, transfer and redemption of the Collateral by the Agent: (A) are not prohibited or regulated by any federal or state law or regulation or any agreement binding upon Borrower, including any Constituent Document; and (B) require no registration or filing with, or consent or approval of, any governmental body, regulatory authority or securities exchange.

         (i) Borrower has not acquired any Collateral (other than Carnival Corporation common stock) in a transaction not involving a public offering within the meaning of applicable federal and state securities laws. Borrower is not an executive officer, director or other "affiliate" (as contemplated by Rules 144 and 145 of the Federal Securities and Exchange Commission) of any issuer of any Collateral (other than Carnival Corporation common stock).

         (j) The shares of Carnival Corporation stock that are Collateral are duly and validly authorized and issued, non-assessable, fully paid and paid for, and outstanding.

         (k) The execution, delivery and performance of this Agreement and all Related Documents are for proper trust purposes and are within Borrower's powers under the Trust Instrument and applicable law. Borrower acknowledges that the Agent is relying upon this Agreement and the Related Documents in extending any loans or other credit secured hereby, and that the Agent would not extend such credit if Borrower did not execute and deliver this Agreement and the Related Documents.

9.       DEPOSITORIES; SUB-AGENTS AND NOMINEES.

         (a) Without limiting any other provision hereof, the Agent may at its option from time to time transfer, or cause any Intermediary to transfer, the Collateral into a "pledge


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position" at any depository now or hereafter holding the Collateral, and do or cause to be done, execute (or cause to be executed) such other documents, and take (or cause to be taken) such other actions as the Agent may deem necessary or appropriate in connection therewith.

         (b) The Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any certificates or instruments representing or evidencing the Collateral, which may be held (in the discretion of the Agent) in the name of the Agent or any nominee or nominees of the Agent or a sub-agent appointed by the Agent. In addition, the Agent shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Agreement.

         (c) For the better perfection of the Agent's rights in and to the Collateral and to facilitate implementation of such rights, Borrower shall, upon written request of the Agent, cause all the certificates, notes, documents and other instruments evidencing, representing or otherwise comprising the Collateral to be registered or otherwise put into the name of the Agent or a nominee or nominees of the Agent.

         (d) Borrower hereby consents and agrees that the issuers of, or any depository, registrar, transfer agent or similar party for any of, the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent to effect any transfer pursuant to Section 9(b) hereof, notwithstanding any notice or direction to the contrary heretofore or hereafter given by Borrower or any other person to any such issuer or any such depository, registrar, transfer agent or similar party.

10. VOTING & MISCELLANEOUS RIGHTS. Unless an Event of Default has occurred and is continuing, Borrower may exercise any and all voting rights with respect to the Collateral. If an Event of Default has occurred and is continuing, the Agent (and only the Agent) may exercise any and all such rights. Any other rights (i.e., other than voting and trading rights with respect to the Collateral) may be exercised by, and only by, the Agent, except as otherwise provided herein or in the Control Agreement.

11. GENERAL COVENANTS. Borrower agrees that so long as this Agreement remains in effect, it will:

         (a)    NOTIFY THE AGENT IN WRITING AT LEAST THIRTY (30) DAYS IN
ADVANCE OF:

                (i)    ANY CHANGE WHATSOEVER IN THE NAME OF BORROWER;

                (ii) THE STATE OR JURISDICTION IN WHICH BORROWER IS ORGANIZED OR FORMED OR, IF BORROWER IS AN INDIVIDUAL, IN WHICH BORROWER'S PRINCIPAL RESIDENCE IS LOCATED;

                (iii) ANY NEW NAMES UNDER WHICH BORROWER INTENDS TO DO BUSINESS; OR


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                (iv)   ANY NEW ADDRESSES AT OR FROM WHICH BORROWER INTENDS TO
         DO BUSINESS OR TO KEEP COLLATERAL OF ANY KIND.

                                   Borrower shall in any event keep all
                                   Collateral within one or more states of the United States of America.

         (b) PROMPTLY DELIVER ANY CASH, SECURITIES OR OTHER PROPERTY RECEIVED WITH RESPECT TO THE COLLATERAL, WHETHER AS PROCEEDS OF THE DISPOSITION THEREOF, DIVIDENDS WITH RESPECT THERETO, OR OTHERWISE, TO BE HELD BY THE AGENT AS COLLATERAL. NOTWITHSTANDING THE FOREGOING, UNLESS AN EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, BORROWER MAY CONTINUE TO RECEIVE AND RETAIN INTEREST AND REGULAR CASH DIVIDENDS ON THE COLLATERAL.

         (c) Defend the Collateral against the claims and demands of all persons other than the Agent and promptly pay all taxes, assessments, and charges upon the Collateral. Borrower agrees not to sign, file, or authenticate, or authorize or permit the signing, filing or authentication of, any financing statements or other documents creating or perfecting a lien upon or security interest in any of the Collateral except in favor of the Agent, or otherwise create, suffer, or permit to exist any liens or security interests upon any Collateral other than in favor of the Agent, except tax liens, provided that such liens are removed before related taxes become delinquent.

         (d) Sign, file, authenticate, and authorize the signing, filing and authenticating of, such financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by the Agent), and do such other acts, as the Agent may request to establish and maintain a valid and perfected security interest in the Collateral free and clear of all other liens and claims, except tax liens, provided that such liens are removed before related taxes become delinquent.

         (e) Keep at its address for notices set forth above its records concerning the Collateral, which records shall be of such character as will enable the Agent to determine at any time the status of the Collateral; and permit the Agent from time to time to inspect, audit, and make copies of, and extracts from, all records and all other papers in the possession or control of Borrower pertaining to the Collateral.

         (f) Provide to the Agent from time to time such financial statements of and other information concerning the Collateral and Borrower, as the Agent shall reasonably request and hereby authorizes the Agent to prepare and file such financing statements without the signature of the Borrower.

         (g) Except if and to the extent specifically permitted by this Agreement, not sell, transfer, lease, grant a license or option or similar right with respect to, or otherwise dispose of, or agree to dispose of, any Collateral.

12.      DEFAULT REMEDIES.

         (a) In addition to the rights and remedies set forth in the Credit Agreement, upon the occurrence and during the continuance of any Event of Default, the Agent may exercise any


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rights and remedies under this Agreement, any Related Document or other document or instrument (including any Related Document evidencing Liabilities or pertaining to Collateral), and at law or in equity.

         (b) If any Event of Default shall have occurred and be continuing, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in New York and any State in which any Collateral is located, the Agent may, in its sole discretion:

                (i) without being required to give any prior notice to Borrower apply the cash (if any) then held by it hereunder toward the Liabilities first to the Liabilities under the Credit Agreement and the Loan Documents on a pro rata basis, and second to all other Liabilities on a pro rata basis; and

                (ii) if there shall be no such cash or the cash so applied shall be insufficient to pay all obligations in full, sell the Collateral, or any part thereof, at any public or private sale, for cash, upon credit or for future delivery, as the Agent shall deem appropriate, provided, however, that Borrower shall be credited with proceeds thereof only when the proceeds are actually received in cash by the Agent, and such sale shall be deemed commercially reasonable. The Agent shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer and deliver to the purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Borrower. BORROWER HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) ALL RIGHTS OF REDEMPTION, STAY AND/OR APPRAISAL WHICH IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED. The Agent has no obligation to marshal Collateral or to clean up or otherwise prepare Collateral for sale, and may specifically disclaim any warranties as to the Collateral, including those of title, merchantability, and fitness for a particular purpose. The Agent may comply with any applicable local, state or federal law requirements in connection with a disposition of Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. Borrower grants to the Agent the right to enter into or on any premises where Collateral may be located for the purposes of exercising any remedies upon the occurrence of an Event of Default. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral if it takes such action for that purpose as Borrower requests in writing, but failure to do so shall not be deemed a failure to exercise ordinary care; no failure of the Agent to preserve or protect any right with respect to Collateral against prior parties, or to do any act with respect to preservation of Collateral not so requested by the Agent, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of Collateral. To the extent that notice of sale shall be required to be given by law, the Agent shall give the Borrower at least ten days' written notice of any such public sale or the date after which any such private sale or sales will be held. The Agent shall not be obligated to make any sale of Collateral if it shall determine


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


         not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser thereof, but the Agent shall not incur any liability in case any such purchaser shall fail to take up and pay for the Collateral so sold; in the case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court of competent jurisdiction. Except as and if otherwise required by law, any proceeds of the Collateral sold or disposed of pursuant hereto shall be applied toward the Liabilities first to the Liabilities under the Credit Agreement and the Loan Documents on a pro rata basis and second to all other Liabilities on a pro rata basis. Any balance remaining shall be returned to Borrower.

         (c) The Majority Banks may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Banks, the Agent and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of the Agent of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Agent herein provided are cumulative and not exclusive of any rights or remedies provided by law.

13. RIGHTS OF THE AGENT. Without limiting any other rights the Agent has under the law, the Agent may, from time to time, at its option (but shall have no duty to):

         (a) if an Event of Default has occurred and is continuing, perform any agreement of Borrower hereunder that Borrower shall have failed to perform;

         (b) if an Event of Default has occurred and is continuing, take any other action which the Agent deems necessary or desirable for the preservation of the Collateral or the Agent's interest therein and the carrying out of this Agreement, including: (i) any action to collect or realize upon the Collateral;
(ii) the discharge of taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; (iii) the discharge or keeping current of any obligation of Borrower having effect on the Collateral; (iv) receiving, endorsing and collecting all checks and other orders for the payment of money made payable to Borrower representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof, and giving full discharge for the same; and (v) causing any person or entity having possession of any Collateral to acknowledge that such person or entity holds such Collateral for the benefit of the Agent; and

         (c) sign, file, authenticate, and authorize the signing, filing and authentication of, such financing statements and other documents respecting any right of the Agent in the Collateral, in any and all jurisdictions as the Agent shall determine in its discretion.

                                   Borrower hereby appoints the Agent as
                                   Borrower's attorney in fact, which
                                   appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document, or instrument, on behalf of Borrower in accordance with this Section. Borrower immediately will reimburse the Agent for all expenses so incurred by the Agent.

14. THE AGENT MAY ALSO BE INTERMEDIARY. Borrower hereby irrevocably waives, releases and forever relinquishes any claim or right of any nature whatsoever based upon the fact that Intermediary may be the Agent or a Bank or an Agent Affiliate, and hereby irrevocably consents to any such circumstance. The rights and powers of the Agent and the Banks shall not in any way be restricted by reason of any such present or future circumstance.

15. FURTHER ASSURANCES. Borrower agrees to do (or cause to be done) such further acts and things, and to execute and deliver (or cause to be executed and delivered) such additional conveyances, assignments, agreements, and instruments, as the Agent may at any time reasonably request in connection with the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies hereunder.

16. INVESTMENT DECISIONS. Borrower agrees that, except for a duty of good faith, the Agent shall have no duty to Borrower with regard to decisions which the Agent may make with regard to purchasing, holding or selling Collateral while the same shall be under the Agent's control.

17. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made five business days after a record has been deposited in the mail, postage prepaid, or one business day after a record has been deposited with a recognized overnight courier, charges prepaid or to be billed to the sender, or on the day of delivery if delivered manually with receipt acknowledged, in each case addressed or delivered if to the Agent to its banking office indicated above (Attention:
Bradley Blevins) and if to Borrower to its address set forth above, or to such other address as may be hereafter designated in writing by the respective parties hereto by a notice in accord with this Section.

18. MISCELLANEOUS. This Agreement, the Related Documents, and any document or instrument executed in connection herewith or therewith, unless in each case otherwise specifically provided therein: (i) shall be governed by and construed in accordance with the internal law of the State of New York, except to the extent if any that the Uniform Commercial Code of the State of New York provides for the application of the law of a different State; and (ii) shall be deemed to have been executed in the State of New York. This Agreement shall bind Borrower and its successors and assigns, as well as all persons and entities who become bound as a Borrower to this Agreement, and shall inure to the benefit of the Agent, its successors and assigns, except that neither Borrower nor any person or entity who or which becomes bound as a Borrower hereto may transfer or assign any rights or obligations hereunder without the prior written consent of the Agent. Borrower agrees to pay upon demand all expenses (including attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of the Agent, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by the Agent or any holder hereof in connection with the enforcement or preservation of its rights hereunder, under any Related Document, or under any document or instrument executed in connection herewith or therewith. This Agreement may be executed in two or more counterparts, and (if there is more than one party) by each party on separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

19. WAIVER OF JURY TRIAL, ETC. BORROWER AND (BY ITS ACCEPTANCE HEREOF AS PROVIDED BELOW) THE AGENT HEREBY IRREVOCABLY AGREE THAT ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER THE STATE OF NEW YORK AND IN THE COUNTY OF MANHATTAN. BORROWER AND (BY ITS ACCEPTANCE HEREOF AS PROVIDED BELOW) THE AGENT HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY AND STATE, AND HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NO PARTY HERETO MAY SEEK OR RECOVER PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY PROCEEDING BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT.

BORROWER:

JAFASA CONTINUED IRREVOCABLE TRUST
By:  JMD Delaware, Inc., not individually but solely as Trustee

By: /s/ John J. O'Neil

Name:   John J. O'Neil

Title:  Vice President



ACCEPTED:

THE NORTHERN TRUST COMPANY, as Agent and a Lender

By: /s/ Bradley Blevins

Print Name: Bradley Blevins

Title: Senior Vice President



SUNTRUST BANK, as a Lender

By: /s/ Margaret D'Angelo

Print Name: Margaret D'Angelo

Title: Senior Vice President